                          JAVA CENTRALE INC. AND SUBSIDIARY

                       COMPUTATION OF NET LOSS PER COMMON SHARE
                                                                      EXHIBIT 11



                                           For the Three Months Ended    For the Nine Months Ended
                                                    December 31,                  December 31,

                                               1996           1995           1996           1995
                                          ------------   ------------   ------------   ------------
Weighted average number of common
    shares outstanding                      12,836,365      6,872,912     10,920,142      5,984,102
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------

Net Loss                                     ($648,037)     ($835,376)   ($2,159,288)   ($2,830,966)
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------

Net loss per weighted average
    equivalent commonshares outstanding         ($0.05)        ($0.12)        ($0.20)        ($0.47)
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------


                                                           Share Months Outstanding
                                           ---------------------------   ---------------------------
                                               1996           1995           1996           1995
                                          ------------   ------------   ------------   ------------
Calculation of weighted average
    shares outstanding (2)
    April 1, 1995 - 5,316,820 shares                       15,742,419                    47,646,922
    June 30, 1995 - 83,594 shares                             250,782                       501,564
    August 28, 1995 - 403,000 shares                        1,209,000                     1,652,300
    August 30, 1995 - 100,000 shares                          300,000                       403,333
    September 2, 1995 - 124,567 shares                        373,701                       489,964
    September 6, 1995 - 250,000 shares                        750,000                       950,000
    September 15, 1995 - 326,000 shares                       978,000                     1,141,000
    September 22, 1995 - 95,000 shares                        285,000                       342,000
    October 19, 1995 - 5,834 shares                            14,196                        14,196
    October 25, 1995 - 20,000 shares                           44,667                        44,667
    November 8, 1995 - 300,000 shares                         530,000                       530,000
    December 17, 1995 - 302,083 shares                        140,972                       140,972
    April 1, 1996 - 8,533,587 shares        25,600,761                    76,802,283
    April 24, 1996 - 83,723 shares             251,169                       694,901
    May 20, 1996 - 442,142 shares            1,326,426                     3,286,589
    May 28, 1996 - 124,378 shares              373,134                       891,376
    May 31, 1996 - 2,105 shares                  6,315                        14,875
    June 5, 1996 - 271,001 shares              813,003                     1,869,907
    June 7, 1996 - 68,376 shares               205,128                       467,236
    June 14, 1996 - 67,919 shares              203,757                       448,265
    June 18, 1996 - 133,200 shares             399,600                       861,360
    June 19, 1996 - 132,334 shares             397,002                       851,349
    June 27, 1996 - 224,215 shares             672,645                     1,382,659
    August 2, 1996 - 659,335 shares          1,978,005                     3,274,697
    August 5, 1996 - 213,675 shares            641,025                     1,039,885
    August 15, 1996 - 157,791 shares           473,373                       715,319
    September 20, 1996 - 1,538,462
      shares                                 4,615,386                     5,128,207
    November 15, 1996 - 360,239 shares         552,366                       552,366

Options outstanding                                 (1)            (1)            (1)            (1)

Warrants outstanding                                (1)            (1)            (1)            (1)
                                          ------------   ------------   ------------   ------------
    Total                                   38,509,095     20,618,737     98,281,274     53,856,918
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------

Weighted average number
    of common shares outstanding            12,836,365      6,872,912     10,920,142      5,984,102
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------

    (1)  Not calculated as anti-dilutive